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blackrock closed-end funds The future of your long-term investment depends on you Closed-end funds (CEFs) have been at the heart of BlackRock since our founding in 1988. At this year’s Annual Meetings, activist hedge fund, Saba Capital Management L.P. (“Saba”), is attempting to install its own hand-picked nominees with little to no experience, and, in some instances, fire BlackRock as investment manager of one or more CEFs in which you are invested. We are asking all shareholders to make their voices heard. If Saba prevails, your investments may be at risk. Cast your vote What’s at stake How to vote Board nominees Portfolio Managers This proxy season counts. Vote the WHITE proxy card now! Make your voice heard on BNY and BSTZ. Vote today. Shareholders are rejecting Saba’s proposals. Annual meetings for BlackRock New York Municipal Income Trust (BNY) and BlackRock Science and Technology Term Trust (BSTZ) are around the corner. Reject Saba’s attempts to drown out individual shareholders and make your voice heard. Vote now Leading independent proxy advisory firms Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis recently shared recommendations to help shareholders vote with confidence. Glass Lewis and ISS back BlackRock nominees at BNY View press release Glass Lewis and ISS reject Saba’s proposal at BSTZ View press release Glass Lewis supports BlackRock nominees at BSTZ View press release OUR PERFORMANCE See how we have improved discounts and delivered strong performance Saba has indicated that BlackRock CEFs are not performing as they were intended. This is factually inaccurate. See how we have improved discounts and outperformed benchmarks in recent years. View performance We’re setting the record straight Boaz Weinstein, Founder and CIO of Saba, has made several unfounded claims about BlackRock, your Funds and their Boards. We want our shareholders to hear the truth from us. The truth about SABA The stakes could not be higher This proxy season, Saba has launched proxy campaigns targeting BlackRock CEFs, claiming to act in the best interests of shareholders but in reality seeking to benefit itself by making a quick profit at your expense. Here are the two types of proposals Saba is submitting for the shareholder meetings: Director nominations Saba is seeking to install its own hand-picked nominees at BNY and BSTZ. Terminate BSTZ’s investment management agreement If approved, BlackRock would no longer manage BSTZ. What’s at stake How to vote Board nominees Portfolio Managers This proxy season counts. Vote the WHITE proxy card now! Learn more > Cast your vote BSTZ proxy update ECAT proxy update BIGZ proxy update MYN proxy update MPA proxy update BCAT proxy update BMEZ proxy update BFZ proxy update MHN proxy update BNY proxy update Defend YOUR Fund Make your voices heard and vote for your Directors on the below WHITE proxy cards. © 2024 BlackRock, Inc. All rights reserved. FOR EXISTING SHAREHOLDER USE ONLY – NOT FOR FURTHER DISTRIBUTION. Investing involves risk, including possible loss of principal. Past performance is not a guarantee or a reliable indicator of future results. No part of this website may be duplicated in any form by any means or redistributed without BlackRock’s prior written consent. This information should not be relied upon as research, investment advice, or a recommendation regarding any products, strategies, or any security in particular. This website is strictly for informational purposes and is subject to change. The information and opinions contained in this website are derived from proprietary and nonproprietary sources deemed by BlackRock to be reliable, are not necessarily all-inclusive and are not guaranteed as to accuracy. Reliance upon information in this website is at the sole discretion of the reader. Click here to access BlackRock’s Terms & Conditions and Privacy Policy. © 2024 BlackRock, Inc. or its affiliates. All Rights Reserved. BLACKROCK and ALADDIN are trademarks of BlackRock, Inc. or its affiliates. All other trademarks are those of their respective owners. We’re here to help For more information on your investment, email cef@blackrock.com. If you have any questions about the proposals to be voted, please contact Georgeson LLC (“Georgeson”), toll free at 1-866-920-4784. Cast your vote Lead Portfolio Managers BlackRock’s CEFs are managed by some of the industry’s most influential thought leaders. Click to view our team of Portfolio Managers that seek to deliver on the Funds’ investment objectives with decades of experience and recognition. Sean Carney Chief Investment Officer (CIO) of Municipal Bond Funds and Head of the Municipal Strategy team, Managing Director and Portfolio Manager Sean Carney has 20+ years of experience in the industry. He has been instrumental in building out the Municipal Strategy platform and the Primary Markets Group at BlackRock. For 7 years, he was recognized as the industry’s top buy-side Municipal Strategist by Smith’s Research & Gradings. He is the lead Portfolio Manager for MPA, BNY, MHN, MYN, BFZ. View all Portfolio Managers Source ? *The award process recognizes portfolio managers who Morningstar believes demonstrate the industry’s very best attributes, including investment skill and an alignment of interests with the strategies’ investors. D OUR PERFORMANCE See how we have improved discounts and delivered strong performance Saba has indicated that BlackRock CEFs are not performing as they were intended. This is factually inaccurate. See how we have improved discounts and outperformed benchmarks in recent years. View performance We’re setting the record straight Boaz Weinstein, Founder and CIO of Saba, has made several unfounded claims about BlackRock, your Funds and their Boards. We want our shareholders to hear the truth from us. The truth about SABA Board nominees up for election Your qualified Board is under attack by a self-serving activist hedge fund. View some of the BlackRock Board nominees that are up for election. Click below to view the full list. 01 02 R. Glenn Hubbard Former Chairman of the U.S. Council of Economic Advisers of the President of the United States. Dean Emeritus of Columbia Graduate Business School. Professor of Finance and Economics Catherine A. Lynch, CFA Former Chief Executive Officer and Chief Investment Officer of the National Railroad Retirement Investment. Board Director for PennyMac Mortgage Investment Trust J. Phillip Holloman Former President and Chief Operating Officer of Cintas Corporation and director of PulteGroup, Inc. and Rockwell Automation Inc. Make your voice heard on BNY and BSTZ. Vote today. Shareholders are rejecting Saba’s proposals. Annual meetings for BlackRock New York Municipal Income Trust (BNY) and BlackRock Science and Technology Term Trust (BSTZ) are around the corner. Reject Saba’s attempts to drown out individual shareholders and make your voice heard. Vote now View all nominees > Lead Portfolio Managers BlackRock’s CEFs are managed by some of the industry’s most influential thought leaders. Click to view our team of Portfolio Managers that seek to deliver on the Funds’ investment objectives with decades of experience and recognition. Sean Carney Chief Investment Officer (CIO) of Municipal Bond Funds and Head of the Municipal Strategy team, Managing Director and Portfolio Manager Sean Carney has 20+ years of experience in the industry. He has been instrumental in building out the Municipal Strategy platform and the Primary Markets Group at BlackRock. For 7 years, he was recognized as the industry’s top buy-side Municipal Strategist by Smith’s Research & Gradings. He is the lead Portfolio Manager for MPA, BNY, MHN, MYN, BFZ. View all Portfolio Managers Source ? *The award process recognizes portfolio managers who Morningstar believes demonstrate the industry’s very best attributes, including investment skill and an alignment of interests with the strategies’ investors. Defend YOUR Fund Make your voices heard and vote for your Directors on the below WHITE proxy cards. © BSTZ proxy update ECAT proxy update BIGZ proxy update MYN proxy update MPA proxy update BCAT proxy update BMEZ proxy update BFZ proxy update MHN proxy update BNY proxy update Defend YOUR Fund Make your voices heard and vote for your Directors on the below WHITE proxy cards. © 2024 BlackRock, Inc. All rights reserved. FOR EXISTING SHAREHOLDER USE ONLY – NOT FOR FURTHER DISTRIBUTION. Investing involves risk, including possible loss of principal. Past performance How do I vote? Vote online using the website provide on your enclosed white proxy card and following the simple instruction. www.proxyvote.com vote by phone by calling the toll free number on your enclosed white proxy card and following the simple instructions. Cast your vote © 2024 BlackRock, Inc. All rights reserved. FOR EXISTING SHAREHOLDER USE ONLY – NOT FOR FURTHER DISTRIBUTION. Investing involves risk, including possible loss of principal. Past performance is not a guarantee or a reliable indicator of future results. No part of this website may be duplicated in any form by any means or redistributed without BlackRock’s prior written consent. This information should not be relied upon as research, investment advice, or a recommendation regarding any products, strategies, or any security in particular. This website is strictly for informational purposes and is subject to change. The information and opinions contained in this website are derived from proprietary and nonproprietary sources deemed by BlackRock to be reliable, are not necessarily all-inclusive and are not guaranteed as to accuracy. Reliance upon information in this website is at the sole discretion of the reader. Click here to access BlackRock’ s Terms & Conditions and Privacy Policy. © 2024 BlackRock, Inc. or its affiliates. All Rights Reserved. BLACKROCK and ALADDIN are trademarks of BlackRock, Inc. or its affiliates. All other trademarks are those of their respective owners. We’re here to help For more information on your investment, email cef@blackrock.com. If you have any questions about the proposals to be voted, please contact Georgeson LLC (“Georgeson”), toll free at 1-866-920-4784. Cast your vote